UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 2, 2012

Skinny Nutritional Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 East Hector Street, Suite 391

Conshohocken, PA 19428

(Address and zip code of principal executive offices)

 (610) 784-2000

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 2, 2012, Skinny Nutritional Corp. (the “Company”) announced that it has entered into a financing transaction with Trim Capital, LLC, involving the issuance of $9,000,000 of preferred and common stock and a $6,000,000 senior secured credit facility. The financing is structured to occur in three separate closings, with each closing subject to certain closing conditions. At the initial closing, the Company sold a $1,000,000 senior secured bridge note. Upon the third closing, Trim Capital will acquire $9,000,000 of equity units consisting of shares of a newly authorized series of redeemable senior preferred stock and shares of common stock equal to 65% of the fully diluted shares of common stock of the Company. At the third closing, the holders of the senior preferred stock will be entitled to elect four members of an expanded seven-member Board of Directors and will have certain protective provisions requiring the consent of the holders of the preferred stock for certain corporate actions.

The Board of Directors of the Company has approved the transactions consummated at the first closing and, subject to, among other things, the finalization of the documents relating to the preferred stock and the proposed senior secured credit facility, the transactions to be consummated at the second and third closings. The third closing is also subject to the approval of the Company’s stockholders of various matters relating to the transaction. Michael Salaman, the Company’s CEO and a director, is a minority investor in Trim Capital.

A copy of a press release issued by the Company announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

 Additional Information About this Transaction

In connection with the proposed transaction, Skinny Nutritional Corp. will file a Current Report on Form 8-K, with the definitive securities purchase agreement and other related agreements as exhibits, with the Securities and Exchange Commission (the “SEC”). The Company’s stockholders will be able to obtain a copy of the Form 8-K, as well as other filings containing information about the Company and the transaction, without charge, at the Company’s website (www.skinnywater.com) and the SEC's website (www.sec.gov). In addition, in connection with the transaction, Skinny Nutritional Corp. will prepare a proxy statement for its stockholders to be filed with the SEC. The proxy statement will contain information about Skinny Nutritional, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from Skinny Nutritional by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Skinny Nutritional, without charge, from the SEC’s website at www.sec.gov or, without charge, from Skinny Nutritional’s website at www.skinnywater.com or by directing such request to Skinny Nutritional using the contact information provided in the press release.

Proxy Solicitation

Skinny Nutritional Corp. and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Skinny Nutritional stockholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Skinny Nutritional stockholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about Skinny Nutritional’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on April 16, 2012. You can obtain free copies of these documents from Skinny Nutritional using the contact information provided in the press release.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith

Exhibit No.	Description

99.1	Press Release, dated July 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By:	/s/ Michael Salaman
Name:	Michael Salaman
Title:	Chief Executive Officer

Date:   July 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 2, 2012